Exhibit 10.6

OMNIBUS ASSIGNMENT OF AGREEMENTS

THIS OMNIBUS ASSIGNMENT OF AGREEMENTS (the “Assignment”) is made this 3rd day of August, 2016, by ZALANTA RESORT, LLC, a California limited liability company (“Assignor”), to ZALANTA RESORT AT THE VILLAGE, LLC, a California limited liability company (“Assignee”).

RECITALS

A.           Tahoe Stateline Venture, LLC (“Tahoe”) previously entered into the following agreements (collectively, the “Agreements”):

1.           That certain Standard Form of Agreement Between Owner and Contractor dated August 24, 2015, by and between Tahoe and SMC Contracting, Inc.;

2.           That certain Standard Form of Agreement Between Owner and Contractor dated October 27, 2015, by and between Tahoe and SMC Contracting, Inc.; and

3. That certain Standard Form of Agreement Between Owner and Architect dated December 2, 2014, by and between Tahoe and OZ Architecture, Inc.

B. Tahoe assigned all of its interest in the Agreements to Assignor pursuant to assignment agreements dated February 18, 2016.

C.           Assignor desires to further assign to Assignee, and Assignee desires to acquire from Assignor, all of Assignor’s rights, responsibilities, liabilities, obligations, and interest under the Agreements.

FOR VALUABLE CONSIDERATION, the sufficiency of which is hereby acknowledged, it is agreed as follows:

ASSIGNMENT

1.           Assignment.  Assignor does hereby assign, transfer, and set over to Assignee all of Assignor's rights, responsibilities, liabilities and obligations in the Agreements.

2.           Assumption.  Assignee does hereby assume all of Assignor’s rights, responsibilities, liabilities and obligations under the Agreements and agrees to perform and observe all of Assignor’s covenants, responsibilities, and conditions contained in the Agreements.

3.           Consent.  Assignor hereby covenants to obtain the consent of each party to the Agreements to this Assignment.

4.           Cooperation.  From time to time after the date of this Assignment, Assignor and Assignee will each execute and deliver to the other party such instruments, and shall take or cause to be taken such other or further actions, as shall be reasonably requested by the other party in order to carry out the purpose and intent of this Assignment.

5.           Binding Effect.  This Assignment will inure to the benefit of, and will be binding upon, the parties hereto and their respective successors and assigns.

6.           Choice of Law.  This Assignment will be construed in accordance with the laws of the State of Arizona.

7.           Time of the Essence.  Time is of the essence hereof.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

ZALANTA RESORT, LLC, a California limited liability company

By:	Owens Realty Mortgage, Inc., a Maryland corporation, Manager

By: /s/ William C. Owens
Name: William C. Owens
Title: Chairman of the Board

           “ASSIGNOR”

ZALANTA RESORT AT THE VILLAGE, LLC, a California limited liability company

By:	Owens Realty Mortgage, Inc., a Maryland corporation, Manager

By: /s/ William C. Owens
Name: William C. Owens
Title: Chairman of the Board

           “ASSIGNEE”

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